Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


August 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Spartan Business Services, Inc.

Dear Sirs:

We were previously the principal auditors for Spartan Business Services, Inc. and we reported on the financial statements of Spartan Business Services, Inc. for the period from inception, November 19, 2008 to May 31, 2009. We have read Spartan Business Service's statements under Item 4 of its Form 10-Q, dated July 2, 2009, and we agree with such statements.

For the most recent fiscal period through to August 6, 2009, there have been no disagreements between Spartan Business Services, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501